May 24, 2007
VIA EDGAR

Securities and Exchange Commission
450 5th Street
Judiciary Plaza
Washington, D.C.  20549


Gentlemen:


	In accordance with the provisions of Section 17(g) of the Investment Company Act of 1940 and Rule 17g-1 promulgated thereunder, enclosed are the following documents covering our Joint Fidelity Bond with St. Paul Travelers.(1)

	1.	Copy of the Investment Company Blanket Bond (Fidelity Bond) from
St. Paul Travelers, covering the period January 15, 2007 to January
15, 2008.

	2.	"Insurance Agreement Among Insureds" as required by Rule 17g-
1(f).

	3.	Copy of the Resolutions that were approved by all the Trustees at the Trustees' Meeting held on November 30, 2006, including a majority of those who are not "interested persons," regarding the amount, type, form and coverage of the Bond.

	4.	Statement indicating the amount of the single insured bond which is required of each registered investment company as of September 30, 2006.

	5.	Statement as to the period for which premiums have been paid.








(1) The Travelers Bond provides the first $5,000,000 of our $20,000,000 joint fidelity bond coverage. A second bond issued by ICI Mutual provides the remaining $15,000,000 of our $20,000,000 of joint fidelity bond coverage. On March 1, 2007, we forwarded to the Securities and Exchange Commission a copy of the excess Fidelity Bond coverage that was issued by ICI Mutual Insurance Company.

Securities and Exchange Commission              -2-              May 24, 2007


These documents are being filed on behalf of:

First Investors Equity Funds
(Total Return, Value, Blue Chip, Growth & Income, Global, Select Growth,(2) Mid-Cap Opportunity, Special Situations, Focused Equity, and International Fund) First Investors Income Funds
(Cash Management, Government, Investment Grade, and Fund For Income)
First Investors Life Series Funds
(Blue Chip, Cash Management, Discovery, Focused Equity, Government, Growth & Income,(3) High Yield, International,(4) Investment Grade, Target Maturity 2007, Target Maturity 2010, Target Maturity 2015, Value, and Special Bond Fund)
First Investors Tax Exempt Funds
(Tax-Exempt Money Market, Insured Intermediate Tax Exempt, Insured Tax Exempt, Insured Tax Exempt II, Arizona, California, Colorado, Connecticut, Florida, Georgia, Maryland, Massachusetts, Michigan, Minnesota, Missouri, New Jersey,
New York, North Carolina, Ohio, Oregon, Pennsylvania, and Virginia Fund)


Please acknowledge receipt of this letter and the documents attached thereto by signing, dating and returning it in the enclosed envelope.

					Very truly yours,


					/S/ LARRY R. LAVOIE
					Larry R. Lavoie
					Chief Compliance Officer
Enc.					First Investors Funds


					Receipt Acknowledged



					Securities & Exchange Commission
L21343.doc









(2) Prior to May 7, 2007, Select Growth Fund was known as All-Cap Growth Fund.
(3) Prior to October 18, 2006, Life Series Growth & Income Fund was known as Life Series Growth Fund.
(4) Prior to June 27, 2006, Life Series International Fund was known as Life Series International Securities Fund.

RESOLUTIONS  - BOARD MEETING

NOVEMBER 30, 2006

RESOLVED, that, with due consideration of all relevant factors including, but not limited to, the value of the aggregate assets of the funds to which any covered person may have access, the type and terms of the arrangements made for the custody and safekeeping of such assets, and the nature of the securities in the portfolios of each fund, it is the determination of all Trustees present, including a majority of the Independent Trustees, that the Joint Fidelity Bonds with Travelers and ICI Mutual, as presented to the Board, with the reduction in the face amount of the ICI Mutual Joint Fidelity Bond recommended by management, be and hereby are approved by the Board; and it was

FURTHER RESOLVED, that, taking into consideration all relevant factors in relation to the Joint Fidelity Bonds, including, but not limited to, the number of other parties named as insureds, the nature of the business activities of such other parties, the amount of the Joint Fidelity Bonds, the amount of the premium for the Joint Fidelity Bonds, the ratable allocation of the premium among all parties named as insureds, and the extent to which the share of the premium allocated to each fund is less than the premium such fund would have to pay if it had provided and maintained a single fidelity bond, the portion of the premiums to be paid by each fund for the foregoing Joint Fidelity Bonds, as presented to the Board are hereby approved; and it was

FURTHER RESOLVED, that the Chairman, President, Vice President or
General Counsel are hereby authorized to execute on behalf of the funds, the Joint Fidelity Bonds, the Joint D&O/E&O Policy, the IDL Policy as well as the Agreement among the jointly insured parties regarding the allocation of premiums for and the share of recovery from the Joint Fidelity Bonds as required by Rule 17g-l(f) under the 1940 Act; and it was

FURTHER RESOLVED, that FIMCO is hereby directed to:

1.	File with the SEC within 10 days after receipt of an executed copy of each Joint Fidelity Bond, or amendment thereof, (i) a copy of the Bond, (ii) a copy of each resolution of the Board, including a majority of Board members who are not "interested persons," approving the amount, type, form, coverage of each such Bond and the portion of the premium to be paid by each fund, (iii) a statement showing the amount of a single insured bond which each fund would have provided and maintained had it not been named as an insured under a Joint
Fidelity Bond, (iv) a statement as to the period for which the premiums for such Bond have been paid, (v) a copy of each agreement between the funds and all other named insureds entered into pursuant to Rule
17g-l(f) under the 1940 Act, and (vi) a copy of any amendment to such agreement within 10 days after the execution of such amendment;

	BOARD MEETING - NOVEMBER 30, 2006


2.	File with the SEC, in writing, within five days after the making of a claim under a Joint Fidelity Bond by the fund, a statement of the nature and amount of claim thereof;

3.	File with the SEC, within five days of the receipt thereof, a copy of the terms of the settlement of any claim made under a Joint Fidelity Bond by the fund; and

4.	Notify by registered mail each member of the Board at his or her last known residence of (i) any cancellation, termination or modification of the Joint Fidelity Bond not less than 45 days prior to the effective date of the cancellation, termination or modification, (ii) the filing and the settlement of any claim under the bond by the fund at the time the filings required under clauses 2 and 3 above are made, and (iii) the filing and proposed terms of settlement of any claim under a Bond by any other named insured within five days of the receipt of a notice from the fidelity insurance company.

















L21343

INSURANCE AGREEMENT AMONG INSUREDS
REQUIRED BY RULE 17g-1 (f)

(St. Paul Travelers)
First Investors Equity Funds (Total Return, Value, Blue Chip, Growth & Income, Global, Select Growth, Mid-Cap Opportunity, Special Situations, Focused Equity, and International Fund), First Investors Income Funds (Cash Management, Government, Investment Grade, and Fund For Income), First Investors Life Series Funds (Blue Chip, Cash Management, Discovery, Focused Equity, Government, Growth & Income, High Yield, International, Investment Grade, Target Maturity 2007, Target Maturity 2010, Target Maturity 2015, Value and Special Bond Fund), First Investors Tax-Exempt Funds (Tax-Exempt Money Market, Insured Intermediate Tax Exempt, Insured Tax Exempt, Insured Tax Exempt II, Arizona, California, Colorado, Connecticut, Florida, Georgia, Maryland, Massachusetts, Michigan, Minnesota, Missouri, New Jersey, New York, North Carolina, Ohio, Oregon, Pennsylvania and Virginia Fund), all of which are registered management investment companies, together with First Investors Corporation, First Investors Management Company, Inc., Administrative Data Management Corp., Profit Sharing Plan of First Investors Corporation and First Investors Corporation 401(k) Employee Savings Plan/401(k) Plan of First Investors Corp. are named as insureds in a joint fidelity bond with the ICI Mutual Insurance Company. The Fidelity Bond with the St. Paul Travelers provides coverage for $5,000,000 for theft, misplacement and in transit losses. Pursuant to Rule 17g-1(f) of the Investment Company Act of 1940, each of the undersigned hereby agrees that in the event recovery is received under said bond as a result of a loss sustained by any one of the registered management investment companies and one or more of the other named insureds, each such registered management investment company shall receive an equitable and proportionate share of the recovery, at least equal to the amount each would have received had single insured bonds, with minimum coverage as required by Rule 17g-1(f) of the Investment Company

Act of 1940, been provided and maintained by each registered management investment company.
First Investors Equity Funds
(Total Return, Value, Blue Chip, Growth & Income, Global, Select Growth,
Mid-Cap Opportunity, Special Situations, Focused Equity, and International Fund) First Investors Income Funds
(Cash Management, Government, Investment Grade, and Fund For Income)
First Investors Life Series Funds
(Blue Chip, Cash Management, Discovery, Focused Equity, Government, Growth & Income, High Yield, International, Investment Grade, Target Maturity 2007, Target Maturity 2010, Target Maturity 2015, Value, and Special Bond Fund)
First Investors Tax Exempt Funds
(Tax-Exempt Money Market, Insured Intermediate Tax Exempt, Insured Tax Exempt, Insured Tax Exempt II, Arizona, California, Colorado, Connecticut, Florida, Georgia, Maryland, Massachusetts, Michigan, Minnesota, Missouri, New Jersey,
New York, North Carolina, Ohio, Oregon, Pennsylvania, and Virginia Fund)









L21343.doc

FIRST INVESTORS FUNDS

ATTEST:



/S/ CAROL LERNER BROWN			BY: /S/ LARRY R. LAVOIE
    Carol Lerner Brown			    	Larry R. Lavoie
    Assistant Secretary			    	Chief Compliance Officer




FIRST INVESTORS MANAGEMENT COMPANY, INC.
ADMINISTRATIVE DATA MANAGEMENT CORP.


ATTEST:


/S/ CAROL LERNER BROWN         		BY: /S/ LARRY R. LAVOIE
    Carol Lerner Brown				Larry R. Lavoie
    Secretary					Assistant Secretary



FIRST INVESTORS CORPORATION


ATTEST:



/S/ CAROL LERNER BROWN         		BY: /S/ LARRY R. LAVOIE
    Carol Lerner Brown			    	Larry R. Lavoie
    Assistant Secretary			        Secretary & General Counsel




As of January 15, 2007
Dated this 24th day of May, 2007, in New York, NY

ST. PAUL TRAVELERS

STATEMENT AS TO THE PERIOD FOR WHICH

PREMIUMS HAVE BEEN PAID



The premiums for the Fidelity Bond for St. Paul Travelers for the period January 15, 2007 to January 15, 2008 have been paid in full.

ST. PAUL TRAVELERS
JANUARY 15, 2007 - JANUARY 15, 2008

STATEMENT SHOWING THE AMOUNT OF SINGLE
INSURED BOND REQUIRED OF EACH REGISTERED INVESTMENT
COMPANY AS OF SEPTEMBER 30, 2006

							      BOND REQUIRED
REGISTERED INVESTMENT COMPANY 				       (Thousands)

First Investors Equity Funds					$2,100
First Investors Total Return Fund
First Investors Value Fund
First Investors Blue Chip Fund
First Investors Growth & Income Fund
First Investors Global Fund
First Investors Select Growth Fund
First Investors Mid-Cap Opportunity Fund
First Investors Special Situations Fund
First Investors Focused Equity Fund
	First Investors International Fund

First Investors Income Funds					$1,250
First Investors Cash Management Fund
First Investors Government Fund
First Investors Investment Grade Fund
First Investors Fund For Income

First Investors Tax Exempt Funds				$1,500
First Investors Tax-Exempt Money Market Fund
First Investors Insured Intermediate Tax Exempt Fund
First Investors Insured Tax Exempt Fund
First Investors Insured Tax Exempt Fund II
First Investors Arizona Insured Tax Exempt Fund
First Investors California Insured Tax Exempt Fund
First Investors Colorado Insured Tax Exempt Fund
First Investors Connecticut Insured Tax Exempt Fund
First Investors Florida Insured Tax Exempt Fund
First Investors Georgia Insured Tax Exempt Fund
First Investors Maryland Insured Tax Exempt Fund
First Investors Massachusetts Insured Tax Exempt Fund
First Investors Michigan Insured Tax Exempt Fund
First Investors Minnesota Insured Tax Exempt Fund
First Investors Missouri Insured Tax Exempt Fund
First Investors New Jersey Insured Tax Exempt Fund
First Investors New York Insured Tax Exempt Fund
First Investors North Carolina Insured Tax Exempt Fund
First Investors Ohio Insured Tax Exempt Fund
First Investors Oregon Insured Tax Exempt Fund
First Investors Pennsylvania Insured Tax Exempt Fund
First Investors Virginia Insured Tax Exempt Fund

STATEMENT SHOWING THE AMOUNT OF SINGLE
INSURED BOND REQUIRED OF EACH REGISTERED INVESTMENT
COMPANY AS OF SEPTEMBER 30, 2006 - Continued

						             BOND REQUIRED
REGISTERED INVESTMENT COMPANY				      (Thousands)

First Investors Life Series Funds				$1,250
First Investors Blue Chip Fund
First Investors Cash Management Fund
First Investors Discovery Fund
First Investors Focused Equity Fund
First Investors Government Fund
First Investors Growth & Income Fund
First Investors High Yield Fund
First Investors International Fund
First Investors Investment Grade Fund
First Investors Target Maturity 2007 Fund
First Investors Target Maturity 2010 Fund
First Investors Target Maturity 2015 Fund
First Investors Value Fund
First Investors Special Bond Fund